CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 91 to the Registration Statement of JPMorgan Trust II on Form N-1A (Nos. 002-095973 and 811-04236) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
ROPES & GRAY LLP

Washington, D.C.

October 26, 2007